UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MDC PARTNERS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MDC PARTNERS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners” or the “Company”) will be held at the Core Club, 66 E. 55th Street, New York, N.Y. on Thursday, June 3, 2010 at 10:00 a.m. (New York City time) for the following purposes:

1.	To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2009, together with the report of the auditors thereon;
2.	To elect seven (7) directors of MDC Partners;
3.	To appoint auditors; and
4.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 9, 2010.

Shareholders who are unable to attend the Meeting in person, are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, or by fax to (416) 368-2502, not later than 4:30 p.m. (Eastern Daylight Time) on Tuesday, June 1, 2010 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting).

By Order of the Board of Directors

MITCHELL S. GENDEL,
General Counsel and Corporate Secretary

Toronto, Ontario
April 27, 2010

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
to be held on June 3, 2010

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the registered and principal executive office of MDC Partners is 45 Hazelton Avenue, Toronto, Ontario M5R 2E3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Wednesday, April 28, 2010.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Nadal and Gendel, the management nominees, and received at the offices of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1 (the “Transfer Agent”) not later than 4:30 p.m. (Eastern Daylight Time) on Monday, June 1, 2010 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such shares will be voted (i) FOR the election of all seven nominees for the Board of Directors of MDC Partners; and (ii) FOR the appointment of BDO Seidman, LLP as auditors of MDC Partners and to authorize the directors to fix their remuneration.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders (including the 2010 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 9, 2010 (the “record date”) will be entitled to vote, or grant proxies to vote, such Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 45 Hazelton Avenue, Toronto, Ontario M5R 2E3 at any time up to and including 4:30 p.m. (Eastern Daylight Time) on the last business day preceding the date of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

If the non-registered shareholder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries may not have discretionary authority to vote shares at the Meeting on the proposal relating to the election of directors. We encourage all non-registered shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.

CURRENCY

Unless otherwise stated, all amounts reported in this Proxy Statement and Management Information Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2008	2009	2010
As at December 31st	0.8210	0.9515	—
As at March 31st	0.9742	0.7928	0.9497
Average for year ended December 31st	0.9371	0.8750	—

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares and an unlimited number of Series 3 Preference Shares have been designated.

As at April 9, 2010, MDC Partners had outstanding 28,803,791 Class A Shares (including restricted stock awards), 2,502 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares and no Series 3 Preference Shares. The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting. Approximately 99.8% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares.

The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than Miles S. Nadal (Chairman, CEO and President of MDC Partners); Robeco Investment Management Inc.; Cardinal Capital Management, LLC; and William Blair & Company, LLC. See “Security Ownership of Management and Certain Beneficial Owners” below for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners has retained CIBC Mellon Trust Company to aid in the solicitation of proxies. MDC Partners expects the additional expense of that assistance to be approximately $15,000. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 — ELECTION OF DIRECTORS

Seven directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Nadal and Mr. Pustil, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Messrs. Copeland, Kirby, and Pustil are resident Canadians.

Information Concerning Nominees for Election as Directors

MDC Partners believes that each nominee for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth below. The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 9, 2010:

Miles S. Nadal, age 52, is the Chairman, Chief Executive Officer, President and founder of MDC Partners. Mr. Nadal has been a Director of MDC since August 25, 1986. Mr. Nadal has been involved in a number of additional businesses, including as a founder of First Asset Management Inc., one of Canada’s largest independent asset management firms with more than $35 billion under management. The firm was sold to a large money management firm in late 2005. Mr. Nadal is also the founder and a partner of Peerage Capital, a Canadian private equity firm, Peerage Realty Partners, and Artemis Investment Management. Mr. Nadal was also a former director of First Knowledge Partners, an entity which filed a voluntary bankruptcy petition with the Bankruptcy Court in Delaware in September 2002.

Mr. Nadal is active in supporting various business and community organizations. He provided the keystone gift for the rebuilding of the Bloor Jewish Community Centre (now the Miles S. Nadal Jewish Community Centre), and served on the boards of Mount Sinai and Baycrest. He was a keystone contributor to the revitalization of Ayolon/Canada Park (Canada-Israel Park), which has been named “The Miles S. Nadal & Family Environmental Community”. Through his involvement with Junior Achievement of Canada and the Schulich School of Business, Mr. Nadal has provided a number of high school and university scholarships for students striving to become entrepreneurs of the future.

Under Mr. Nadal’s leadership, MDC Partners has grown into one of the world’s largest marketing communications networks whose over 35 holdings include Crispin Porter + Bogusky, kirshenbaum bond senecal + partners, zig, Bruce Mau Design, henderson bas, Redscout, Attention, Sloane & Company, Colle + McVoy, TEAM, HL Group, Adrenalina, Hello Design, mono and Vitro Robertson. Mr. Nadal’s thorough knowledge of MDC Partners’ business and affairs makes him particularly qualified to be Chairman of the Board. Mr. Nadal is a resident of Nassau, Bahamas, and beneficially owns 2,781,645 Class A Shares of MDC.

Robert J. Kamerschen, age 74, is a private investor and senior advisor and consultant. Mr. Kamerschen was the Chairman of Survey Sampling Inc., a private company which provides internet and telephone survey sampling to marketing research companies, from June 2005 until his retirement in 2009. He is the Retired Chairman and Chief Executive Officer of ADVO, Inc., a NYSE-listed direct mail microtargeting service company, which he led from 1988 until his retirement in 1999. During the past five years, Mr. Kamerschen has served as a director at R.H. Donnelley Corporation, Linens n’ Things, Vertrue, Inc. IMS Health Inc., and

Radio Shack Corporation. Mr. Kamerschen brings extensive management and corporate governance experience to the Board through his service in senior leadership positions in a number of public and private companies in diverse industry categories. Mr. Kamerschen has been a Director of MDC since July 28, 2004, and he is currently MDC’s Presiding Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Human Resources & Compensation Committee. Mr. Kamerschen is a resident of New Canaan, Connecticut, and beneficially owns 194,861 Class A Shares of MDC and 12,066 restricted Class A Shares of MDC.

Clare R. Copeland, age 74, is Chief Executive Officer of Falls Management Company, a commercial development and casino operator in Niagara Falls, Ontario, a position he has held since November 2004. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People’s Jewelers Corporation, a jewelry retailer. He is also Chairman of Toronto Hydro. In addition, Mr. Copeland is a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund and Telesat, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd. Mr. Copeland brings extensive experience in management and oversight to the Board. Mr. Copeland has been a member of the MDC Partners Board of Directors since June 30, 2007, and serves as chairman of the Audit Committee and a member of the Human Resources & Compensation Committee. Mr. Copeland resides in Toronto, Ontario, and beneficially owns 10,000 Class A Shares of MDC.

Thomas N. Davidson, age 70, has been Chairman of NuTech Precision Metals, Inc., a specialty metals processing company, since 1987, and Chairman of Quarry Hill Group, a private investment holding company, since 1989. During the past five years, Mr. Davidson has served as a director of TLC Vision Corp, Occulogix, Inc. (known as TearLab), Azure Dynamics Corporation, and continues to serve as a director of TearLab. Mr. Davidson also serves on several charity and civic group boards. Mr. Davidson brings extensive leadership experience to the Board. Mr. Davidson has been a Director of MDC since June 21, 1988. He is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Davidson is a resident of Key Largo, Florida, and beneficially owns 153,899 Class A Shares of MDC and 12,066 restricted Class A Shares of MDC.

Scott L. Kauffman, age 54, is the President and Chief Executive Officer of GeekNet, Inc., a publicly-traded open source software application developer and e-commerce website operator. He is also a member of its board of directors. From May 2008 to December 2008, Mr. Kauffman was President and CEO of PopTok Ltd., a start-up that facilitates the personalizing and digitizing of TV, movie, and music video content for use in everyday conversations. From September 2006 until its acquisition by Yahoo! Inc. in October 2007, Mr. Kauffman was President and Chief Operating Officer, and a member of the board, of BlueLithium, Inc., an Internet advertising network and performance marketing company. Prior to joining BlueLithium, Mr. Kauffman was President and CEO, and a member of the board, of Zinio Systems, Inc., a provider of digital magazine services, from July 2004 until August 2006. From February 2003 to June 2004, he was President and CEO, and a member of the board, of MusicNow LLC, a digital music service. From April 2001 to February 2003 he was President and CEO of Coremetrics Inc., a web services provider of marketing analytics solution where he continues to serve as a member of the board. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner. Mr. Kauffman holds an AB in English from Vassar College and an MBA in marketing from New York University. In 1996, Advertising Age named him one of twenty digital media masters, and in 1992, Advertising Age named him one of the top 100 marketers in the country. Mr. Kauffman brings extensive relevant industry experience to the Board. Mr. Kauffman was appointed as a Director of MDC Partners on April 28, 2006, and currently serves on the Human Resources & Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Kauffman is a resident of Palo Alto, California and beneficially owns 8,000 Class A Shares of MDC and 12,066 restricted Class A Shares of MDC.

Michael J.L. Kirby, age 68, was a member of the Senate of Canada from 1984 until his retirement in October 2006. From 1994 to 1999, he served as Chairman of the Standing Senate Committee on Banking, Trade and Commerce. Sen. Kirby currently serves as a director of The Bank of Nova Scotia, Extendicare Inc., Just Energy Income Fund, Indigo Books & Music Inc., and ImmunoVaccine Technologies, Inc. He has also been Vice Chairman of the Accounting Standards Oversight Council of the Canadian Institute of Chartered

Accountants. He has previously been a director of Brainhunter Inc., Maxxcom, Inc., Quaker Oats (Canada), Onex Packaging, Westbury Canadian Life, Cotton Ginny, RJR-Macdonald Inc., a member of the Advisory Board of AT&T Enterprises (Canada), Nissan (Canada), and other private companies. Sen. Kirby holds a PhD in applied mathematics and has taught in several graduate business programs. With his distinguished background, Sen. Kirby brings exceptional leadership, experience and expertise to the Board. Sen. Kirby has been a Director of MDC since April 22, 2004. He is a member of the Audit Committee, the Nominating and Corporate Governance Committee, and is the Chairman of the Human Resources & Compensation Committee. Sen. Kirby is a resident of Ottawa, Ontario, and beneficially owns 17,381 Class A Shares of MDC.

Stephen M. Pustil, age 66, is Vice Chairman of MDC Partners, a position he has held since 1992. He is also a Managing Partner at Peerage Capital, President of Peerage Realty Partners, and Chairman of Artemis Investment Management. Mr. Pustil is a chartered accountant and serves on the Board of Mount Sinai Hospital. Mr. Pustil brings finance and investment experience to the Board. Mr. Pustil has been a Director of MDC since April 9, 1992. Mr. Pustil is a resident of Toronto, Ontario, and beneficially owns 115,378 Class A Shares of MDC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Class A Shares and the Class B Shares of MDC outstanding as of March 31, 2010 by each beneficial owner of more than five percent of such shares, by each of the 2010 directors of MDC and the current nominees for Board election, by each of the executives named in the Summary Compensation Table below and by all current directors and executive officers of MDC as a group.

Name	Type of Shareholding	Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)						Approximate Percentage of Class(5)
		Class A Subordinate Voting Shares(2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(4)		Class B Shares	Class A Shares	Class B Shares
Miles S. Nadal	Direct	2,781,645	(6)	—	892,937	(7)	—	9.66%	—
	Indirect	—		—	—		—	*
Clare Copeland	Direct	10,000		10,000	37,066	(7)		*
Thomas N. Davidson	Direct	155,965	(8)	20,000	25,000		—	*	—
	Indirect	10,000
Robert J. Kamerschen	Direct	206,927	(8)	20,000	25,000		—	*	—
Scott L. Kauffman	Direct	20,066	(8)	20,000	25,000		—	*
Michael J.L. Kirby	Direct	17,000		—	12,066	(7)	—	*	—
	Indirect	381
Stephen M. Pustil	Direct	115,378		1,905	36,329	(7)	—	*	—
David B. Doft	Direct	100,327	(8)				—	*	—
	Indirect	1,000
Robert Dickson	Direct	116,036		57,150	115,223	(7)	—	*	—
Graham Rosenberg(9)	Direct	—		—	—		—	*	—
Gavin Swartzman	Direct	67,958	(10)	—	35,856	(7)	—	*	—
	Indirect	7,500
Mitchell Gendel	Direct	95,393	(8)	—	—		—	*	—
All directors and officers of MDC as a group (13 persons)		3,947,429		129,055	1,204,477		—	14.09%	—
Robeco Investment Management Inc.(11)		2,691,080		—	—		—	9.34%
Cardinal Capital Management, LLC(11)		1,957,900		—	—		—	6.8%	—
William Blair & Company, LLC(11)		1,568,331		—	—		—	5.44%	—

*	The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.
(1)	Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.
(2)	This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.
(3)	This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after March 31, 2010.
(4)	This column includes Class A Shares subject to all outstanding options, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after March 31, 2010. However, this column does not include SARs, which do not represent the right to acquire shares because they may be settled, at the Board’s discretion, in either cash or Class A Shares.

(5)	For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of March 31, 2010, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(6)	Of this amount, 2,353,958 shares have been pledged pursuant to a recourse loan arrangement.
(7)	Includes restricted stock units granted in 2007, 2008 and 2010 that have not yet vested.
(8)	Includes shares of restricted stock granted in 2007, 2008 and 2010 that have not yet vested.
(9)	Mr. Rosenberg’s employment terminated effective August 31, 2009, and he did not own any Class A Shares as of March 31, 2010.
(10)	Of this amount, 47,458 shares are held in a pledged brokerage account.
(11)	Stock ownership of these entities is based solely on a Schedule 13G or 13G/A filed by each such entity. The address of Robeco Investment Management Inc. is 909 Third Avenue, New York, NY 10022, and its most recent Schedule 13G/A was filed on February 12, 2010. The address of Cardinal Capital Management, LLC is One Greenwich Office Park, Greenwich, CT 06831, and its most recent Schedule 13G/A was filed on February 9, 2010. The address of William Blair & Company L.L.C. is 222 West Adams, Chicago, IL 60606 and its most recent Schedule 13G/A was filed on February 3, 2010.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as provided by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. In August 2006, the Board formed a “Special Committee” of two independent directors for the purpose of conducting an internal review of the Company’s historical option grant process. Upon completion of the Special Committee’s review the Special Committee was disbanded and the Board formed an “Oversight Committee” of independent directors for the purpose of overseeing the implementation of the Special Committee’s recommendations.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Messrs. Nadal and Pustil, have been determined by the Board to be independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices.

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code applies to all directors, officers and employees, including the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. In addition, the Board of MDC Partners adopted in 2006 a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires that a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to offer to resign from the Board, with such resignation to become effective if the Board does not reject it within 60 days after the date of the election.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp. Copies of these documents are also available in print to any shareholder upon written request to 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Meetings

The Board held eight (8) meetings in 2009. Specifically, all current members of the Board attended not less than seven (7) of these Board meetings in 2009.

The various Board committees met the number of times shown in parentheses: Audit Committee (6); Human Resources & Compensation Committee (7); and Nominating and Corporate Governance Committee (2). Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period of the year for which he served as a director and (ii) meetings of all Board committees on which they served held during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All of the members of the Board attended the 2009 annual meeting of shareholders.

Committees of the Board

The Board currently has four committees: the Audit Committee, the Human Resources & Compensation Committee, the Nominating and Corporate Governance Committee and the Oversight Committee. The terms of reference and mandate for each committee of the Board are summarized below.

Audit Committee

The Audit Committee is composed of three members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian securities regulatory authorities. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor any reportable conditions affecting internal controls, as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor has the responsibility of auditing the financial statements.

The current members of the Audit Committee are: Clare Copeland (Chairman), Thomas N. Davidson and Michael J.L. Kirby. The Board has determined that Mr. Kirby qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by the Canadian Securities Administrators. The Audit Committee’s current charter is appended hereto as Exhibit A.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are: Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott L. Kauffman and Michael J.L. Kirby. The Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate_governance.html.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee (the “Compensation Committee”) is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines, “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and

an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the SARs Plan, the 2005 Stock Incentive Plan and the 2008 Key Partners Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee. In 2005 – 2007, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executive officers based on comparable industry levels, which recommendations have been implemented by the Committee. The current members of the Human Resources & Compensation Committee are: Michael J.L. Kirby (Chairman), Clare Copeland, Robert J. Kamerschen and Scott L. Kauffman. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate_governance.html.

Oversight Committee

The Oversight Committee is currently composed of two members, both of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Oversight Committee is responsible for overseeing and implementing the recommendations of the Special Committee following its review of the Company’s historical option grant process. The current members of the Oversight Committee are Michael J.L. Kirby (Chairman) and Scott L. Kauffman.

Board Leadership, Executive Sessions and Communications with the Board

Presently, Mr. Nadal, our Chief Executive Officer and President, is also the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer or President. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer or President would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Nadal hold each of these positions, and by having a separate independent director serve as “Presiding Director.”

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current non-executive Presiding Director is Robert J. Kamerschen. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/ir/governance.asp. Shareholders or others who wish to communicate with the non-executive Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o David B. Doft, Chief Financial Officer, 950 Third Avenue, New York, New York 10022. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees.

Compensation of Directors

MDC pays its directors who are not employees of MDC or any of its subsidiaries a $20,000 annual retainer. MDC also pays a fee of $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $50,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert, and $15,000 for other Committee Chairs. In respect of services rendered during the year ended December 31, 2009, MDC paid to such directors, in their capacity as directors, aggregate fees equal to $351,500 in 2009.

Employee directors are not entitled to any compensation in connection with their services on the Board. Neither Mr. Nadal nor Mr. Pustil (each of whom are also executive officers of the Company) is paid any fee in their respective capacity as a director of the Company.

Upon appointment to the Board of Directors, each independent director receives a grant of 25,000 stock options to acquire Class A Shares. Each year, the Compensation Committee considers an equity award grant to the independent directors of the Company. In 2009, the Company granted 10,000 SARs (Stock Appreciation Rights) with an exercise price of $3.72 to each of the Company’s then-current non-employee members of the Board of Directors, including Messrs. Copeland, Davidson, Kamerschen, Kauffman, and Kirby. These SARs will vest one-third each year following the anniversary of the grant date. On March 11, 2010, each independent director received a grant of 4,000 restricted shares or restricted stock units under the 2005 Stock Incentive Plan.

The following table sets forth the compensation paid to or earned during fiscal year 2009 by our non-management directors:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Stock Appreciation Rights Awards ($)		All Other Compensation ($)	Total ($)
Clare Copeland	72,500	—	(1)	—	(2)	6,924	(1)	N/A	79,424
Thomas Davidson	46,000	—	(1)	—	(2)	6,924	(1)	N/A	52,924
Robert Kamerschen	111,000	—	(1)	—	(2)	6,924	(1)	N/A	117,924
Scott Kauffman	48,000	—	(1)	—	(2)	6,924	(1)	N/A	54,924
Michael Kirby	74,000	—	(1)	—	(2)	6,924	(1)	N/A	80,924
Stephen Pustil(3)	—	—	(1)	—		151,732	(1)	325,167	476,899

(1)	Reflects the aggregate grant date fair value as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”). On March 5, 2009, each of Messrs. Copeland, Davidson, Kamerschen, Kauffman, and Kirby were granted an award of 10,000 Stock Appreciation Rights (SARs) with an exercise price of $3.72, the grant date fair value (as determined in accordance with FASB Topic 718) of which was equal to $34,620. Each of the following non-employee directors held the following number of shares of restricted stock or RSUs as of December 31, 2009, respectively: Mr. Copeland — 8,000; Mr. Davidson — 8,000; Mr. Kamerschen — 8,000; Mr. Kauffman — 8,000; and Mr. Kirby — 8,000.
(2)	During 2009, the Company did not grant any option awards to non-employee directors. The aggregate number of outstanding options held by non-employee directors (excluding Mr. Pustil) as of December 31, 2009 is 100,000. Each of the following non-employee directors held the following number of options as of December 31, 2009, respectively: Mr. Copeland — 25,000; Mr. Davidson — 25,000; Mr. Kamerschen — 25,000; and Mr. Kauffman — 25,000.
(3)	In 2009, Mr. Pustil was paid Cdn $337,500 in his capacity as an officer (Vice Chairman) of the Company, plus a perquisite allowance equal to Cdn $30,000 and insurance benefits equal to Cdn $4,119. On February 11, 2009, Mr. Pustil was awarded 129,310 SARs with an exercise price of $3.72 and a grant date fair value (as determined in accordance with FASB Topic 718) equal to $151,732. As of December 31, 2009, Mr. Pustil had 3,810 options outstanding. In February and March 2010, as part of his 2009 annual incentive award, Mr. Pustil was awarded 18,871 RSUs, with a grant date fair value (as determined in accordance with FASB Topic 718) equal to $167,111.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

The Human Resources & Compensation Committee of the Board (the “Compensation Committee”) is composed of four independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance measures and awards under the annual bonus incentive program for the Chief Executive Officer and other named executive officers. The Compensation Committee also determines the amount and form of long-term incentive awards, which typically take the form of grants of options or other interests, including shares of restricted stock or restricted stock units under the 2005 Stock Incentive Plan and 2008 Key Partner Incentive Plan, and stock appreciation rights (SARs) under the SARs Plan.

From 2005 – 2007, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”), a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other named executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. Mercer has attended Compensation Committee meetings on request and has also met with the Compensation Committee in person or by telephone in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase shareholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets relevant to shareholders. The Compensation Committee also considered recent trends in executive compensation. The decisions made by the Committee are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by any consultant. The Company did not engage Mercer to provide any other services in 2008 or 2009.

The following discussion and analysis focuses on our named executive officers listed in the Summary Compensation Table and other compensation tables in this Proxy Statement.

Objectives of Our Compensation Program for Named Executive Officers

The Company uses a mix of short- and long-term and fixed and variable elements in compensating its executives: base salary; annual bonus incentives; incentives in the form of restricted stock and restricted stock units granted pursuant to the 2005 Stock Incentive Plan; and incentives in the form of SARs granted under the SARs Plan.

To that end, in 2009, the Compensation Committee reaffirmed its compensation strategy to:

•	Appropriately link compensation levels with the creation of stockholder value by:
•	Focusing our executives on achieving those key objectives critical to successfully implementing the Company’s business strategy and achieving annual and long-term financial performance goals;
•	Holding executives directly accountable for results by placing a significant portion of compensation in at-risk incentives based on achievement of corporate and individual performance objectives and creation of shareholder value; and
•	Aligning the interests of our executives with the interests of our shareholders.
•	Provide total compensation capable of attracting, motivating and retaining executives of outstanding talent;

•	Emphasize “at risk” pay tied to performance as a meaningful component of total compensation potential; and
•	Safeguard the Company’s business interests, including protection from adverse activities by the executive during and after employment.

The Compensation Committee has reviewed its compensation philosophy and objectives in light of the current economic environment and believes its compensation strategy remains appropriate. To accomplish these objectives, the Compensation Committee has determined that the levels of compensation available to executives who successfully enhance corporate and shareholder value should be competitive with the compensation offered by other organizations that potentially compete for their services. This is critical to our ability to recruit and retain executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide the Company. In addition, the Compensation Committee has structured executives’ compensation to tie a significant portion of their compensation to achievement of individual performance objectives, as approved in advance by the Compensation Committee. This “pay-for-performance” approach to compensation applies throughout the organization, including at the Company’s operating partners. The Compensation Committee has also reviewed with management the design and operation of the Company’s performance goals and metrics used in connection with incentive awards and determined that, although these policies in some instances may encourage risk-taking, (i) these policies do not provide the Company’s executive officers or other employees with incentive to engage in risk-taking business activities or other behavior that are reasonably likely to have a material adverse effect on the Company and (ii) the level of risk-taking that the Company’s performance goals and metrics may incentivize is reasonable and appropriate for the business of the Company. As discussed below in greater detail, the principal measures of our business performance to which named executive officer compensation is tied to are adjusted EBITDA (as defined below) and revenue growth and, in the case of equity incentive awards, the value returned to shareholders as measured by potential stock price appreciation.

As used in this Proxy Statement, the following terms have the following definitions:

•	“adjusted EBITDA” is a non-GAAP measure that represents MDC’s share of operating profit plus depreciation and amortization, stock-based compensation and impairment charges (less minority interests), adjusted for certain items at the discretion of the Compensation Committee. A reconciliation of “EBITDA” to the US GAAP reported results of operations for the period ended December 31, 2009 has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on February 25, 2010.
•	“organic revenue growth” is a non-GAAP measure that refers to growth in revenues (as compared to prior year) from sources other than acquisitions or foreign exchange impacts.
•	“free cash flow” is a non-GAAP measure that represents EBITDA less minority interest less net capital expenditures, less net cash interest, less cash taxes. A reconciliation of “free cash flow” to the US GAAP reported results of operations for the period ended December 31, 2009 has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on February 25, 2010.

Elements of Our Compensation Arrangements for Named Executive Officers

The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income. There were no increases in base salary in 2009 for any of the named executive officers, other than the CEO and CFO who each received a $25,000 increase in base salary.	Intended to be competitive with marketplace and reflect the executive’s minimum relative value to the Company.
Annual, Short-Term Incentive Awards	Opportunity to earn performance-based compensation if the Company achieves pre-set financial performance goals, and if the executive achieves pre-set individual “key performance indicators” (KPIs). For 2009, the financial performance goals were based primarily on the Company’s EBITDA, and revenue growth as compared to 2008. For all named executive officers employed during the full year, a portion of their 2009 annual incentive awards was paid in the form of cash, and for all named executive officers other than the CEO, a portion of 2009 annual incentive awards were paid in February 2010 in the form of restricted stock and RSUs.	Motivate and reward achievement of annual corporate and personal objectives that build shareholder value. Long-term vesting promotes executive retention.
Long-term, Equity Incentive Awards	Opportunity to earn equity incentive awards based upon three-year vesting terms and/or achievement of financial performance of the Company.
	An LTIP award was made to the CEO in 2009 in the form of RSUs with 3-year vesting terms.	Promote achievement of key multi-year corporate objectives and retention; the vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align the executive’s interests with shareholders.
Stock Options/Stock Appreciation Rights	Stock options represent the right to acquire shares of the Company’s Class A stock, based on an exercise price determined on the date of grant. An award of SARs represents the right to receive cash or shares of the Company based upon the appreciation of the fair market value of the stock price following the date of grant. A portion of the 2008 annual incentive awards paid to named executive officers was paid in the form of SARs.	More highly leveraged risk and reward alignment with shareholder value; vesting promotes executive’s retention.
Retention Awards — RSUs or Restricted Stock (time-based vesting over 3-year term)	RSUs or restricted stock (vesting over 3-year term) granted upon the hiring or promotion of an executive, or as means to assure long-term retention. A portion of the 2009 annual incentive awards paid to named executive officers was paid in the form of restricted stock and RSUs.	Encourage retention, particularly when business is transitioning, with longer-term vesting required; risk and reward alignment with shareholders.

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Severance Payments and Benefits, Including after a Change in Control	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourage management to consider transactions that could benefit shareholders.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family health care protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to named executive officers.	Fair and competitive programs to facilitate recruitment and retention.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews and takes into account all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside advisers, including current practices and trends among peer companies and the advertising and marketing services industry.

Other policies and practices that contribute to achieving the objectives of our compensation program include:

Stock Ownership Guidelines.  The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during his employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with shareholders. Effective March 2006, the Board adopted the following stock ownership guidelines for all officers commensurate with their level of seniority and base salary: Chief Executive Officer to own stock with a value of at least five (5) times his base salary; Chief Financial Officer, four (4) times his base salary; and each other named executive officer, at least three (3) times his base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines. Equity awards to named executive officers made in November 2007, and CEO LTIP awards, will not be transferable unless and until the grantee satisfies his or her applicable stock ownership requirement. In April 2009, the Compensation Committee amended the stock ownership guidelines to provide that no executive officer may sell any shares of the Company’s stock that he or she owns or received in connection with a prior year equity incentive award, unless he or she is in compliance with the Company’s stock ownership guidelines; provided, however, that executives may elect to have shares withheld in order to satisfy tax withholding requirements at time of vesting. In addition, executives must spend at least 5% of their net cash incentive award annually to purchase Class A shares of MDC Partners in the open market.

Employment Agreements.  The Company has employment or services agreements with the CEO and all of the named executive officers. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business.

Business Protection Terms.  The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies

The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:

•	Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors, and shall be made at quarterly in-person meetings and shall not be made via unanimous written consent. An attorney (who may be an employee of the Company) shall be present at each such Compensation Committee or Board meeting;
•	If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person;
•	Options, SARs and other equity incentive awards shall be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved; and
•	The Company’s internal audit department, in connection with its quarterly review, shall audit any equity incentive awards granted during the fiscal quarter to ensure compliance with all policies and applicable rules and regulations.

Comparator Companies.  In determining compensation opportunities and payments to executives, the Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. We intend that, if our executive officers achieve our targeted individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies. In setting 2009 compensation for the named executive officers, the Committee did not perform any formal benchmarking using a comparator group of peer companies. However, in setting certain long-term equity awards for the CEO that were granted in prior years and remain outstanding, the Committee established performance metrics that look to a small peer group of companies as discussed below under “Performance Goals and Metrics.”

Incentive Awards Based on 2009 Performance

Pay-for-Performance Analysis.  The Company’s compensation program is intended to reward performance relative to pre-approved individual incentive criteria and corporate financial performance criteria. The Compensation Committee determined that Company’s corporate financial performance for 2009 exceeded the previously set targets established by the Compensation Committee. Specifically, the Company’s 2009 financial performance of adjusted EBITDA significantly exceeded the Company’s EBITDA target of $61.5 million. In addition, the Company achieved other financial and strategic goals in 2009, including those relating to (i) relative organic revenue growth compared to the Company’s peer competitors; (ii) free cash flow targets; and (iii) the refinancing of the Company’s balance sheet.

Calculation of 2009 Annual Incentive Awards.  In determining the 2009 annual incentive awards to be paid to each of the named executive officers, following the conclusion of fiscal 2009 the Compensation Committee reviewed actual corporate and individual performance relative to the pre-approved individual incentive criteria. Such review yielded, for each named executive officer, a percentage reflecting the actual achievement of Company performance goals and individual performance goals, such as the underlying operational and financial performance of specific partner companies as compared to budgeted targets. These percentages were then applied to the target bonus amount for each such named executive officer to determine the actual bonus incentive award payable to such executive, subject to the Compensation Committee’s discretion to adjust such amount as it deems, in its sole discretion, to be appropriate. For all named executive officers (other than the CEO), a significant portion of the 2009 annual incentive awards was paid in the form of restricted stock or RSUs, in part to create incentives that were aligned and consistent with shareholder value creation. Each of these named executive officers received a portion of their 2009 incentive in cash, and the balance of the 2009 annual incentive award was paid in the form of restricted stock or RSUs. These restricted stock or RSU grants were valued immediately prior to the grant date and vest three years from the grant date, subject to accelerated vesting upon achievement of financial targets and contingent upon continued employment.

The achievement of Company and individual performance goals (“KPIs”, or key performance indicators), expressed as a percentage of targeted incentive bonus award opportunity, for all named executive officers was as follows for 2009:

Named Executive Officer	Target Incentive Bonus Opportunity	Achievement of Corporate and Individual KPIs	Total Amount of 2009 Annual Incentive Award	Allocation of Incentive Award (Cash and SARs ($ Value)
Miles Nadal	Up to 250% of base salary/ annual retainer ($1,000,000)	100%, plus special bonus	$4,023,000	73% cash; 27% RSUs
David Doft	Up to 100% of Base Salary ($325,000)	100%, plus special bonus	$525,000	43% cash; 57% restricted stock
Robert Dickson	Up to 100% of Base Salary (Cdn $450,000)	100%, plus special bonus	$459,375 (Cdn $525,000)	38% cash; 62% RSUs
Gavin Swartzman	Up to 100% of Base Salary (Cdn $450,000)	54%	$212,625 (Cdn $243,000)	49% cash; 51% RSUs
Mitchell Gendel	Up to 100% of Base Salary ($350,000)	100%, plus special bonus	$475,000	45% cash; 55% restricted stock

Input from Senior Management.  The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the named executive officers. As part of the Company’s annual planning process, the CEO, CFO and Vice Chairman develop targets for the Company’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual KPIs, the CEO and Vice Chairman recommend to the Compensation Committee cash and equity incentive award levels for the Company’s other executive officers. Each year, the CEO and Vice Chairman present to the Compensation Committee their evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Compensation Committee makes the final decisions regarding form of awards, targets, award opportunities and payout value of awards.

No Retirement Programs

The Company currently does not provide any specific retirement benefits for its senior executives, other than an opportunity for each U.S.-based executive to make individual contributions to a broad-based 401(k) Plan administered by the Company and generally available to the Company’s U.S. employees. The Company does not make or match any employee contributions to the 401(k) Plan.

Severance Policies

We provide severance protection to our senior executives in employment agreements, as detailed below under the caption “Potential Payments Upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate.

Form of Long-Term Incentives

The Compensation Committee made grants to its executive officers in March 2010 of restricted stock and restricted stock units. These awards will not vest unless the executive is an employee of the Company on the applicable vesting date. The vesting date is the third anniversary of the date of grant, subject to accelerated vesting if the Company achieves the specified financial performance criteria in fiscal years 2010 and 2009. These financial performance criteria include 5% EBITDA growth in 2010 as compared to 2009; and cumulative EBITDA growth in 2010 and 2011 of 10%, as compared to 2009. In addition, LTIP awards to the CEO in 2007 and 2008 contain vesting terms based upon the Company’s three-year organic revenue growth and stock price appreciation as compared to the Company’s peer marketing service companies.

Performance Goals and Metrics

In 2009, the Compensation Committee continued to use adjusted EBITDA and revenue growth as its primary financial goals for short-term incentive awards and equity incentive awards. In addition, LTIP incentive awards to the CEO in 2007 and 2008 contain vesting terms based upon the Company’s 3-year organic revenue growth and stock price appreciation as compared to the Company’s peer marketing service companies (Omnicom, WPP Group, Interpublic Group of Companies). In February 2010, the LTIP incentive award to the CEO was comprised solely of a grant of RSUs, which did not contain any financial performance vesting terms. The ultimate value of such RSUs award will be based upon the value of the Company’s Class A share price.

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2009 Annual Report on Form 10-K for filing with the SEC and OSC.

The Human Resources & Compensation Committee

Michael J.L. Kirby (Chairman)
Clare Copeland
Robert J. Kamerschen
Scott L. Kauffman

Executive Compensation

This section contains information, both narrative and tabular, regarding the compensation for fiscal 2009, 2008 and 2007 for (i) our principal executive officer; (ii) our current principal financial officer; and (iii) our three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal Year 2009 and one other executive officer who would have met these criteria but for the fact that he was no longer serving as an executive officer as of the end of Fiscal Year 2009 (collectively, the “NEOs” or the “named executive officers”).

The Summary Compensation Table contains an overview of the amounts paid to or earned by our named executive officers during the last three fiscal years. The tables following the Summary Compensation Table — the Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested Table — contain details of our named executive officers’ recent equity grants, past awards, general holdings, and exercises. Finally, we have included a narrative description of potential severance payments to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)	(i)(3)	(j)
Miles S. Nadal, Chairman and Chief Executive Officer(4)	2009	1,000,000	2,945,000	0	2,444,583 (5)	0	699,396	7,088,979
	2008	975,000	2,437,500	4,296,554	0	0	705,701	8,414,755
	2007	950,000	1,187,500 (6)	3,093,701	0	0	4,147,808	9,379,009
David B. Doft, CFO	2009	325,000	225,000	0	150,436	0	45,508	745,944
	2008	300,000	150,000	156,717	0	0	28,675	635,392
	2007	107,348	200,000	455,935	0	0	28,735	792,018
Robert Dickson, Managing Director	2009	393,750	175,000	0	220,923	0	29,916	819,589
	2008	421,704	140,568	365,665	0	0	27,494	955,431
	2007	418,994	139,665	468,787	0	0	14,161	1,041,607
Graham L. Rosenberg, Managing Director(7)	2009	262,500	0	0	202,715	0	1,160,590	1,625,805
	2008	421,704	140,568	219,397	0	0	27,346	809,015
	2007	380,199	139,665	338,795	0	0	19,973	878,632
Gavin Swartzman, Managing Director	2009	393,750	87,500	0	213,640	0	24,892	719,782
	2008	421,704	140,568	257,012	0	0	27,692	846,976
	2007	384,078	139,665	445,566	0	0	18,322	987,631
Mitchell S. Gendel General Counsel and Corporate Secretary	2009	350,000	212,500	0	200,581	0	40,508	803,589

(1)	Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period, of equity awards consisting of restricted stock or restricted stock units (RSUs) granted to our NEOs in each of 2007, 2008 and 2009. The aggregate grant date fair value disclosed is based on the probable outcome of the applicable performance conditions for these awards. The fair value as disclosed would be the same amount if the highest performance conditions were to be achieved. Information with respect to RSUs reflected in this column that were granted in years before 2009 is disclosed in the Outstanding Equity Awards at 2009 Fiscal Year-End table of this Proxy Statement and the accompanying notes. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set

forth in our 2009 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(2)	Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods, of stock options and stock appreciation rights (SARs) granted to the named executive officers in each of 2007, 2008 and 2009. Options and SARs have an exercise price equal to the closing price of the Company’s common stock on the date preceding the date of grant, generally vest over 3 years, and are subject to the provisions of the 2005 Stock Incentive Plan, as amended. Information with respect to the SARs granted to the named executive officers in 2009 is disclosed in the Grants of Plan-Based Awards Table of this Proxy Statement and the accompanying notes. Information with respect to options reflected in this column that were granted in years before 2009 is disclosed in the Outstanding Equity Awards at 2009 Fiscal Year-End table of this Proxy Statement and the accompanying notes. The values in this column for SARs granted in 2009 are determined using the Black-Scholes option pricing-model. For a discussion of the full assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2009 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(3)	“All other compensation” is comprised of the following perquisites, personal benefits and other items for our NEOs in 2009:
(a) for Mr. Nadal, a $58,542 interest benefit received on account of interest-free loans that were grandfathered under the Sarbanes-Oxley Act of 2002; $140,854 for life insurance benefits in which the Company is not the primary beneficiary; and a $500,000 perquisite allowance in respect of retirement benefits and employee health benefits. In addition to the amounts set forth in the table, (i) in 2009 certain Company-owned artwork was kept off the Company’s premises at locations under Mr. Nadal’s control; Mr. Nadal has returned substantially all of this artwork to the Company; and (ii) on limited occasions, while Mr. Nadal is traveling on business, a member of his family has accompanied him on the corporate aircraft. There is no incremental cost to the Company for this use of the aircraft by Mr. Nadal’s family member;
(b) for Mr. Doft, a $25,000 annual perquisite allowance and $20,508 in annual insurance premiums;
(c) for Mr. Dickson, a $23,100 perquisite allowance paid in 2009, which amount was increased to Cdn $58,400 per annum as of November 2009;
(d) for Mr. Rosenberg, a severance payment of $1,142,531 and a $11,666 perquisite allowance payment;
(e) for Mr. Swartzman, a $17,500 annual perquisite allowance; and
(f) for Mr. Gendel, a $20,000 annual perquisite allowance and $20,508 in annual insurance premiums.

Additionally, Messrs. Dickson, Rosenberg and Swartzman received other personal benefits consisting of parking allowances and insurance premiums.

(4)	The personal services of our Chairman and CEO are provided to the Company through Nadal Management, Inc.
(5)	Includes 694,444 SARs pledged pursuant to a recourse loan arrangement.
(6)	The Company’s practice in 2007 was to pay a portion of the annual incentive compensation projected to be payable to the CEO in quarterly installments in advance, provided that the Company’s actual and projected financial performance is on target with expected annual financial performance. In 2008, the Company discontinued this practice of paying the CEO incentive awards in advance quarterly installments.
(7)	Effective August 31, 2009, Mr. Rosenberg ceased to be an employee of the Company. Amounts listed as All Other Compensation and paid in 2009 include those paid pursuant to the Agreement of Separation and Release dated September 29, 2009 between the Company and Mr. Rosenberg. See “Potential Payments Upon Termination or Change of Control — Graham L. Rosenberg.”

GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)
Miles S. Nadal	2/11/09								2,083,333	(1)	$3.72	2,444,583	(2)
Robert Dickson	2/11/09								188,276	(1)	$3.72	220,923	(2)
David B. Doft	2/11/09								128,205	(1)	$3.72	150,436	(2)
Graham L. Rosenberg	2/11/09								172,759	(1)	$3.72	202,715	(2)
Gavin Swartzman	2/11/09								182,069	(1)	$3.72	213,640	(2)
Mitchell S. Gendel	2/11/09								170,940	(1)	$3.72	200,581	(2)

(1)	Represents grants of Stock Appreciation Rights (SARs) awards with an exercise price of $3.72 granted to our NEOs in fiscal 2009 under our Stock Appreciation Rights Plan. The exercise price for these grants is based upon the closing market price per Class A Share immediately prior to the time of grant. These grants will vest over a three-year period following the grant date (33% on first anniversary; 33% on second anniversary; and 34% on third anniversary), subject to the NEO’s continued employment with the Company. These awards also vest automatically upon a change in control of the Company, or upon termination of the NEO’s employment without cause.
(2)	Reflects the grant-date fair value of the equity awards we granted to our NEOs in fiscal 2009 determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2009 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with all of our named executive officers, as described in more detail below.

Miles S. Nadal

On April 25, 2007, the Company entered into a new Management Services Agreement (the “Services Agreement”) with Miles Nadal and with Nadal Management, Inc. to set forth the terms and conditions on which Miles Nadal will continue to provide services to the Company as its Chief Executive Officer. Mr. Nadal’s prior services agreement with the Company was scheduled to expire on October 31, 2007, subject to one-year annual renewals. The Company wished to enter into a new agreement and would have been required to give notice of non-renewal of the prior services agreement by April 25, 2007, requiring it to pay a termination fee equal to two times the annual retainer (base salary) and additional fees under the original agreement. If the Company did not renew the prior services agreement, it would have been obligated to pay a termination fee equal to between $1.9 million and $6.2 million, depending upon the final interpretation of the terms of the prior services agreement.

The 2007 Services Agreement has a three-year term with automatic one-year extensions, unless either party gives to the other a 60-day advance written notice of its intention not to renew. Pursuant to the Services Agreement, the base compensation for Mr. Nadal’s services in 2008 was at the rate of $975,000 per annum, with an annual increase of $25,000 in 2009. The Services Agreement also provides for an annual bonus with targeted payout of up to 250% of the base compensation, which was the amount of Mr. Nadal’s 2008 incentive cash bonus ($2,437,500). For 2009, Mr. Nadal received an incentive cash bonus equal to $2,945,000. The Company also pays an annual cash payment of $500,000 in respect of retirement benefits, employee health benefits, and perquisites and may, in the discretion of the Compensation Committee, grant long term equity incentives with a targeted grant-date value of up to 300% of his then current retainer (base salary). In February 2009, the Compensation Committee determined, in light of a range of factors, including the decline in the Company’s stock price in 2008, that the 2009 CEO LTIP award should be valued at an amount equal to 250% of his then current base retainer amount (rather than 300% target amount). In February 2010, the

Compensation Committee determined, in light of a range of factors, that the 2010 CEO LTIP award should be valued at an amount equal to 300% of his then current base retainer amount.

In April 2007, in full satisfaction and settlement of any obligations the Company may have had as a result of the non-renewal of the prior services agreement, and as an incentive to enter into the Services Agreement, the Company paid a one-time non-renewal fee of $3.5 million upon execution of the Services Agreement. The proceeds from this non-renewal payment were used to repay an outstanding loan from the Company. In addition, the proceeds of other amounts that may be paid under the Services Agreement will be used to prepay certain other outstanding loans as follows: (a) Cdn$100,000 ($94,970) per year out of any annual bonuses, (b)  1/3 of the after-tax amount of the proceeds from any equity incentive awards and (c)  1/3 of the after-tax amount of any severance payments under the Services Agreement.

In 2000, MDC Partners agreed to provide Mr. Nadal a bonus of Cdn$10,000,000 ($9,497,000) in the event that the average market price of MDC Partners’ Class A Shares is Cdn$30 ($28.49) per share or more for more than 20 consecutive trading days (measured as of the close of trading on each applicable date). This bonus is payable until the date that is three years after the date on which Mr. Nadal is no longer employed by MDC Partners for any reason. The after-tax proceeds of such bonus are to be applied first as repayment of any outstanding loans due to MDC Partners from Mr. Nadal and his related companies in the amount of Cdn$6,152,751 ($5,854,343) (as at December 31, 2009), which loans have been fully provided for in MDC Partners’ accounts.

The Services Agreement also provides for severance payments if Mr. Nadal’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

David B. Doft

MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007, pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s initial term of employment expires July 31, 2010, subject to automatic renewal, unless either party gives to the other a 45-day advance written notice of its intention not to renew. Mr. Doft currently is entitled to receive an annualized base salary of $350,000 (effective as of January 1, 2010), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Doft also received a $50,000 sign-on bonus in August 2007, and receives an annual perquisite allowance in an amount equal to $25,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Doft’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Robert Dickson

MDC Partners has an employment agreement with Mr. Dickson, effective September 24, 2003 and amended on November 20, 2007, pursuant to which he serves as a Managing Director. Mr. Dickson’s responsibilities include working with our CEO to determine our ongoing strategic plan, and working on partner development matters, M&A transactions, and overseeing individual business units. The agreement, as amended, is for an indefinite term and provides for an annual base salary of Cdn$450,000 ($427,365). Mr. Dickson is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as determined by the CEO and the Compensation Committee. Mr. Dickson also receives an annual perquisite allowance in an amount equal to Cdn$58,400 ($55,462) (effective November 2009). The employment agreement also provides for severance payments if Mr. Dickson’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Graham L. Rosenberg

On September 29, 2009, the Company entered into a Separation Agreement and Release with Graham Rosenberg. See “Potential Payments Upon Termination or Change of Control — Graham L. Rosenberg.”

Gavin Swartzman

The Company has an employment agreement with Mr. Swartzman, pursuant to which he serves as a Managing Director, effective as of September 5, 2007. The initial term of employment under the amended agreement expires on June 30, 2010, subject to automatic renewal for one-year periods unless either party gives to the other 30 days advance written notice of its intention not to renew. Under the agreement, Mr. Swartzman’s responsibilities include working on partner development matters, M&A transactions, overseeing individual business units, and managing real estate matters of the Company and its subsidiaries. Mr. Swartzman will work full-time and exclusively for the Company, though he is permitted, with our prior consent, to serve on the board of directors of two companies unaffiliated with us, provided that these companies are not competitive with us or our subsidiaries and affiliates. He is also permitted to engage in charitable and civic activities and manage his personal passive investments, provided they are not in companies which transact business with us or engage in a competitive business (unless it is a publicly held company of which he owns less than 1%). Under the agreement, Mr. Swartzman is entitled to receive an annualized base salary of Cdn$450,000 ($427,365) and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as recommended by the President (or another executive serving in such role) and determined by the Compensation Committee. The agreement provides that Mr. Swartzman is eligible to participate in equity incentive plans of the Company, and, in accordance with the policy of the Company, we will pay for Mr. Swartzman’s reasonable business or entertainment expenses related to performance of services. Mr. Swartzman, and to the extent eligible, his dependents, will also be eligible to participate in group health plans, welfare benefit plans, business travel insurance plans, and retirement plans as provided by the Company to its senior executives. Mr. Swartzman also receives an annual perquisite allowance in an amount equal to Cdn$20,000 ($18,994). The employment agreement also provides for severance payments if Mr. Swartzman’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mitchell Gendel

MDC Partners has an employment agreement with Mr. Gendel, effective July 6, 2007 (as amended), pursuant to which Mr. Gendel serves as our General Counsel and Corporate Secretary. Mr. Gendel’s initial term of employment expires May 31, 2010, subject to automatic renewal, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Gendel is currently entitled to receive an annualized base salary of $350,000, and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Gendel’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Gendel also receives an annual perquisite allowance in an amount equal to $20,000. Mr. Gendel is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Gendel’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

The following table sets forth information regarding the outstanding awards under our equity incentive plans held by our named executive officers at 2009 fiscal year end.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)		(g)		(h)		(i)		(j)
Miles S. Nadal								29,852 (1)		246,279 (1)		57,948 (2)		478,071	(2)
			2,083,333 (3)		3.72	2/11/14	(3)	127,174	(4)	1,049,186	(4)	246,866	(4)	2,036,644	(4)
												75,927	(5)	626,398	(5)
David B. Doft								20,000	(6)	165,000	(6)
								13,863	(1)	114,370	(1)
			128,205	(3)	3.72	2/11/14	(3)					9,591	(5)	79,126	(5)
Robert Dickson	57,150	(7)			6.90	4/9/12
	10,000	(8)			8.95	4/28/16
			188,276	(3)	3.72	2/11/14	(3)
								20,795	(1)	171,559	(1)
												22,378	(5)	184,619	(5)
Gavin Swartzman			182,069	(3)	3.72	2/11/14	(3)	20,795	(1)	171,559	(1)
												15,729	(5)	129,764	(5)
Mitchell S. Gendel			170,940	(3)	3.72	2/11/14	(3)	15,018	(1)	123,899	(1)	14,387	(5)	118,693	(5)

(1)	These restricted stock units were awarded on November 14, 2007 and vest on the third anniversary of the grant date (November 14, 2010) subject to continued employment.
(2)	This grant to the CEO will vest, subject to continued employment, in part based upon achievement by the Company of the following financial performance criteria in 2007, 2008 and 2009: (i) up to 50% of the award will vest based on satisfaction of the following financial performance target: organic revenue growth for MDC in 2008, 2009 and 2010 that exceeds the average organic revenue growth of MDC’s peer marketing service companies by 25% in the comparable period (pro rata vesting if performance is 1 – 24% better than peer group); and (ii) up to 50% of the award will vest based on satisfaction of the following performance target: stock price appreciation in 2008, 2009 and 2010 (as measured as of the last 10 trading days in December 31, 2010), that exceeds the average stock price appreciation of MDC’s peer marketing service companies by 15% in the comparable period (pro rata vesting if MDC stock price performance is 1 – 14% better than peer group).
(3)	These represent SARs granted on February 11, 2009, and will vest 1/3 a year on each anniversary date, subject to continued employment.
(4)	This grant was made on February 25, 2008 and will vest, subject to continued employment, in part based upon achievement by the Company of the following financial performance criteria in 2008, 2009 and 2010: (i) up to 33% of the award will vest based on satisfaction of the following financial performance target: organic revenue growth for MDC in 2008, 2009 and 2010 that exceeds the average organic revenue growth of MDC’s peer marketing service companies by 25% in the comparable period (pro rata vesting if performance is 1 – 24% better than peer group); (ii) up to 33% of the award will vest based on satisfaction of the following performance target: stock price appreciation in 2008, 2009 and 2010 (as measured as of the last 10 trading days in December 2010), that exceeds the average stock price appreciation of MDC’s peer marketing service companies by 15% in the comparable period (pro rata vesting if MDC stock price performance is 1 – 14% better than peer group) and (iii) 34% of the LTIP award will vest on the 3rd anniversary of the date of grant, provided that the CEO is still employed at that time. In addition, the CEO must satisfy applicable stock ownership guidelines prior to sale of any shares issued upon vesting of the 2008 CEO LTIP award.
(5)	These grants awarded on February 25, 2008 vest upon the third anniversary of the grant date subject to continued employment; however they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2008 and 2009. These financial performance criteria include 5% EBITDA growth in 2008 as compared to 2007, and cumulative EBITDA growth in 2008 and 2009 of 10% as compared to 2007. The remaining balance of 50% of these equity incentive awards vested in March 2010.
(6)	These restricted stock grants vest on August 10, 2010; subject to continued employment.
(7)	These options were granted on April 9, 2002 and relate to options of Maxxcom Inc. which were converted to MDC options upon the 2003 acquisition of Maxxcom Inc. They are fully vested.
(8)	These SARs were granted on April 26, 2006 and vested 50% on each of the first and second anniversary of the date of grant.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during fiscal year 2009 for each NEO on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Miles S. Nadal			957,556	4,153,809
Robert Dickson			142,138	581,971
Graham L. Rosenberg	220,384	398,147	58,302	268,307
Gavin Swartzman			96,455	400,818
David B. Doft			59,826	284,381
Mitchell S. Gendel			94,475	387,908

We do not provide our NEOs with any defined benefit pension arrangements, and do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with all of our named executive officers. Under each of these agreements, we are required to pay severance benefits in connection with certain terminations of employment, including certain terminations in connection with a change in control of the Company. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with certain terminations of employment or a change in control of the Company. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.

Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement.

Miles S. Nadal

Upon termination of the Services Agreement for cause or voluntary termination by Nadal Management, Inc., MDC is required to pay the unpaid annual retainer fee (base salary) through the date of termination, and Nadal Management, Inc. shall be entitled to all equity incentive awards in accordance with the underlying plans and equity incentive award agreements.

If Mr. Nadal’s services are terminated by the Company without “cause” or by Nadal Management, Inc. for “good reason” (each as defined in the Services Agreement), the Company will make a lump sum cash payment equal to three times the sum of the annual retainer, average bonus amount for the past three years and the benefit/perquisites allowance, as well as a pro-rata bonus for the calendar year in which his employment terminates, and three years of continued vesting of outstanding equity incentive awards. The term “good reason” is defined under the Services Agreement to include a change of control, provided that Mr. Nadal is not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction. If there had been a change in control of MDC Partners on December 31, 2009 and Mr. Nadal were not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction, the aggregate cash severance payment MDC would have paid him under the new Services Agreement would be approximately $11.8 million. In addition, all options to acquire securities of MDC previously granted to Mr. Nadal would vest and become exercisable and remain outstanding until the third anniversary of the date of termination. As of December 31, 2009, Mr. Nadal had 537,767 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $4,436,578, and 2,083,333 SARs that would vest upon a change of control with an intrinsic value of $9,437,498.

Robert Dickson

Pursuant to the terms of the amended employment agreement between the Company and Mr. Dickson, in the event of a sale of all or a portion of the Company, Mr. Dickson will be paid a retention bonus of one times his annual salary, provided that he does not resign as an employee within three months following closing. If there had been a sale of the Company on December 31, 2009, and Mr. Dickson did not resign within three months following closing, MDC would have paid Mr. Dickson a retention bonus in an amount equal to Cdn$450,000 ($428,175).

If MDC terminated Mr. Dickson’s employment without cause on December 31, 2009, under the terms of his agreement we would have been required to pay him 18 months base salary, plus the product of 1.5 multiplied by Mr. Dickson’s perquisite allowance plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination, or Cdn$1,512,609 ($1,439,239). In addition, Mr. Dickson may resign his employment within the 60-day period following the six month anniversary of a change in control of MDC and, in connection with such resignation, is entitled to receive the same severance payment as if his employment was terminated by the Company without cause. As of December 31, 2009, Mr. Dickson had 43,173 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $356,177, and 188,276 SARs that would vest upon a change of control with an intrinsic value of $852,890.

Graham L. Rosenberg

Effective August 31, 2009, Mr. Rosenberg ceased to be an employee of the Company. Pursuant to an Agreement of Separation and Release between the Company and Mr. Rosenberg dated September 29, 2009, the Company paid Mr. Rosenberg an aggregate amount equal to $1,239,900 (Cdn $1,305,570), together with continued participation under the Company’s health benefit plans for up to one year following his termination date. In addition, Mr. Rosenberg agreed to provide the Company with consulting services during the period of September 1, 2009 through August 31, 2010. All of Mr. Rosenberg’s securities of the Company vested as of his termination date in accordance with the terms of the underlying grant agreements.

Gavin Swartzman

Pursuant to his employment agreement, if MDC terminates Mr. Swartzman’s employment without cause, Mr. Swartzman terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Swartzman a severance payment within 10 days of the date of termination of 1.5 times Mr. Swartzman’s total remuneration, which is the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Swartzman’s employment had terminated under these circumstances on December 31, 2009, the aggregate cash payment due to him under the agreement would have been Cdn$1,326,000 ($1,261,689). Furthermore, Mr. Swartzman will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Swartzman becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Swartzman is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$5,000 ($4,758) if Mr. Swartzman’s employment had terminated as of December 31, 2009. In addition, any unvested outstanding stock options and outstanding SARs will vest immediately prior to the date of termination, and he will be allowed to exercise all vested outstanding stock options and outstanding SARs for the earlier of three months from the date of termination and the expiration of these options or SARs. As of December 31, 2009, Mr. Swartzman had no unvested options that would have vested on such a termination of employment. As of December 31, 2009, Mr. Swartzman had 36,524 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $301,323, and 182,069 SARs that would vest upon a change of control with an intrinsic value of $824,773.

If Mr. Swartzman’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Swartzman for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Swartzman will be entitled to a payment of 2.0 times his total remuneration (as defined above). He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2009 and Mr. Swartzman’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be Cdn$1,768,000 ($1,682,252). Furthermore, Mr. Swartzman will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Swartzman becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Swartzman is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$5,000 ($4,758) if Mr. Swartzman’s employment had terminated as of December 31, 2009.

David B. Doft

Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of 1.0 times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 31, 2009, the aggregate cash payment due to him under the agreement would have been $837,500. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,245 if Mr. Doft’s employment had terminated as of December 31, 2009. As of December 31, 2009, Mr. Doft had 43,454 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $358,496, and 128,205 SARs that would vest upon a change of control with an intrinsic value of $580,769.

If Mr. Doft’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2009 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,012,500. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,245 if Mr. Doft’s employment had terminated as of December 31, 2009.

Mitchell Gendel

Pursuant to his employment agreement, if MDC terminates Mr. Gendel’s employment without cause, Mr. Gendel terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Gendel a severance payment within 10 days of the date of termination of 1.0 times Mr. Gendel’s total remuneration, plus an amount equal to six (6) month’s base salary. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Gendel’s employment had terminated under these circumstances on December 31, 2009, the aggregate cash payment due to him under the agreement would have been $900,000. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Gendel becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,245 if Mr. Gendel’s employment had terminated as of December 31, 2009. As of December 31, 2009, Mr. Gendel had 29,405 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $242,591, and 170,940 SARs that would vest upon a change of control with an intrinsic value of $774,358.

If Mr. Gendel’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Gendel for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Gendel will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2009 and Mr. Gendel’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,087,500. Furthermore,

Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,245 if Mr. Gendel’s employment had terminated as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

Mr. Michael J.L. Kirby (Chairman), Mr. Clare Copeland, Mr. Robert J. Kamerschen and Mr. Scott L. Kauffman served on the Human Resources & Compensation Committee of the Board of Directors for all of 2009. None of the persons who served on the Human Resources & Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan, which was subsequently amended on June 2, 2009 and June 1, 2007. The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 4,500,000 shares of MDC Partners’ Class A Shares or any other security in to which such shares shall be exchanged. On May 30, 2008, the Company’s shareholders approved the 2008 Key Partner Incentive Plan, which provides for the issuance of 600,000 Class A Shares. The SARs Plan was initially adopted and approved effective as of January 1, 2003, and was subsequently amended and restated in 2004 and 2006.

The following table sets out as at December 31, 2009 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans:
Approved by stockholders:
Share options and restricted stock	1,722,110 (1)	$9.55	2,412,595 (3)
SARs	1,899,288 (2)	$3.80	995,333
Not Approved by stockholders:	—	—	—

(1)	Includes 1,482,118 shares of restricted stock and RSUs.
(2)	Based on December 31, 2009 closing Class A Subordinate Voting share price on the Nasdaq of $8.25.
(3)	Restricted stock, RSUs and other forms of equity awards may be issued under the 2005 Stock Incentive Plan and 2008 Key Partner Incentive Plan.

Indebtedness of Directors, Executive Officers and Senior Officers

The aggregate indebtedness to MDC Partners or its subsidiaries as of December 31, 2009, of all current and former officers, directors and employees of MDC Partners or any of their subsidiaries (and their associates) entered into in connection with (a) a purchase of securities of MDC Partners pursuant to a securities purchase program, excluding routine indebtedness and (b) all other indebtedness, excluding routine indebtedness, was as described in the following table:

Aggregate Indebtedness

Purpose	To MDC Partners or Its Subsidiaries	To Another Entity
(a) Share purchases	$259,716	—
(b) Other	7,052,217	—

The following table sets forth all of the other indebtedness of the directors, executive officers and senior officers of MDC Partners and their associates to MDC Partners during the most recently completed financial year for unsecured loans repayable within twelve months after termination of employment.

Other Loans

Name and Principal Position	Largest Amount Outstanding During 2009 ($)	Amount Outstanding as of December 31, 2009 ($)		Interest Rate		Purpose of Loan
Miles S. Nadal	5,997,701	5,854,187	(1)	—	(2)	Personal loan to senior officer

(1)	The balance of $5,854,187 reflects a reduction for repayments in an aggregate amount equal to $100,000 received during 2009. The discrepancy between the “Largest Amount Outstanding during 2009” and as “as of December 31, 2009”, after giving effect to such loan repayments in 2009, is due to the Canadian dollar currency fluctuation.
(2)	These loans are non-interest bearing.

The loans identified in the preceding chart were outstanding prior to the effective date of the Sarbanes-Oxley Act of 2002, and these “grandfathered” loans have not been subsequently modified or amended by the Company. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a limit of $35 million, subject to a corporate deductible up to $250,000 per claim. In respect of the fiscal year ended December 31, 2009, the cost to MDC of maintaining the policies was $286,927. The twelve-month premium cost of the current policy, effective from August 1, 2009 until July 31, 2010, is equal to $282,317.

Certain Relationships and Related Transactions

For transactions with related parties, see the Company’s Form 10-K for the period ended December 31, 2009: “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with Related Parties”.

Other than as described herein, no director, officer, principal shareholder or proposed nominee for election as a director of MDC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of MDC’s last completed fiscal year or in any proposed transaction which, in either such case, has materially affected or will materially affect MDC.

The Company’s Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of MDC Partners, except for transactions that are disclosed and approved in advance. The Company has also adopted a written “Related Party Transactions Policy,” which requires that any “related party transaction” must be approved in advance by the Audit Committee; provided, however, that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, any Director or executive officer of the Company shall notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration. The Audit Committee will be provided with full details of the proposed related party transaction, including: the terms and conditions of the proposed transaction; the business purpose of the transaction; and the benefits to the Company and to the relevant related party. A copy of this Policy is available for review at http://www.mdccorp.com/investors/corporate governance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by MDC Partners under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent MDC Partners specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and BDO Seidman, LLP’s management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including the matters more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, and received from BDO Seidman, LLP written disclosures and a letter from BDO Seidman, LLP as required by Rule 3520 of the Public Company Accounting Oversight Board.

On the basis of their reviews and discussions, the Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective April 1, 2006 the Company engaged BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm. The decision to engage BDO Seidman was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO Seidman, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2010.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board
Clare Copeland (Chair) Thomas Davidson Michael Kirby

ITEM 2 — APPOINTMENT OF AUDITORS

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO Seidman, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2010 and to perform such other services as may be required of them. BDO Seidman, LLP has served as independent public accountants for MDC Partners since April 1, 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO Seidman, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO Seidman, LLP, independent registered public accountants, as auditors of MDC Partners, to hold office until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

In addition to retaining BDO Seidman, LLP to audit MDC Partners’ consolidated financial statements for 2008 and 2009, the Company retained BDO Seidman, LLP and other consulting firms to provide advisory, auditing and consulting services in 2009. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO Seidman, LLP for professional services in fiscal years 2009 and 2008:

BDO Seidman, LLP

	2009	2008
Audit Fees(1)	$1,842,000	$1,650,000
All Other Fees(2)	63,000	9,500
Total	$1,905,000	$1,659,500

(1)	Fees for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.
(2)	Fees for services rendered in connection with acquisition due diligence and other services.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed Cdn$25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPOINTMENT OF BDO SEIDMAN, LLP AS MDC PARTNERS’ AUDITORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the U.S. Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2009, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC, with the exception of the following filings: (1) Robert Dickson, Mitchell Gendel, Stephen Pustil, and Graham Rosenberg: Reports on Form 4 that were filed on March 10, 2009 (each one day late) and (2) Gavin Swartzman: Report on Form 4 that was filed on March 11, 2009 (two days late).

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2009 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 950 Third Avenue, New York, N.Y. 10022, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and MD&A for the year ended December 31, 2009. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, Annual Information Form and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2011 Annual Meeting of Stockholders will be held on or about June 3, 2011. Proposals of stockholders intended to be included in the proxy materials for the 2011 Annual Meeting of Stockholders must be received by the Secretary of the Company, 950 Third Avenue, New York, N.Y. 10022, by December 21, 2010 in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after December 21, 2010 will not be considered timely.

GENERAL

Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By Order of the Board
Mitchell Gendel General Counsel and Corporate Secretary

Toronto, Ontario
April 27, 2010

EXHIBIT A

MDC PARTNERS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED BY THE BOARD
ON FEBRUARY 26, 2004

I. Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) is established pursuant to Section 42 of the Corporation’s Bylaw No. A-l and Section 158 of the Ontario Business Corporations Act. The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. Purpose of the Committee

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “SOA”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the rules of the National Association of Securities Dealers, Inc. (the “NASD”), the rules of the Toronto Stock Exchange (the “TSX”) and the rules and instruments promulgated by the Ontario Securities Commission (the “OSC”), the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, and the financial and senior management of the Corporation.

III. Composition of the Committee

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Rule 4200(a)(15) of the NASD, and an “unrelated” director within the meaning of section 472 of the TSX Listed Company Manual, subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC and OSC rules and at least one member shall have accounting or related financial experience as required under applicable TSX and NASD rules.

Specifically, the audit committee financial expert and the member with accounting or related financial experience must have the following attributes:

(a)	An understanding and ability to analyze and interpret a full set of financial statements, including the notes attached thereto, prepared in accordance with the generally accepted accounting principles used to prepare those statements;
(b)	An ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;
(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(d)	An understanding of internal controls and procedures for financial reporting; and
(e)	An understanding of audit committee functions.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV. Duties and Responsibilities of the Committee

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)	Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
(b)	Annually Review and approve the terms of engagement and determine the remuneration of Corporation’s independent auditor; and
(c)	Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)	Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.
(b)	Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1;
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
(d)	Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)	The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)	Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and
(c)	Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)	Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;
(b)	Before the release of annual financial statements, discuss with the independent auditor all matters required by SAS 114 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);
(c)	Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC or the OSC, regarding:
(i)	all critical accounting policies and practices used by the Corporation;
(ii)	all material alternative accounting treatments of financial information within Canadian GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and
(iii)	other material communications between the independent auditor and management;
(d)	Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.
(e)	Prior to any disclosure, review and recommend to the Board for approval:
(i)	the annual financial statements and related documents (MD&A, AIF, etc.);
(ii)	the quarterly financial reports and related documents (including MD&A); and
(iii)	other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)	Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;
(b)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and
(d)	Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)	Review with management and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems.
(b)	Review with management its compliance with prescribed policies, procedures and internal control;
(c)	Review with management and the independent auditor any reportable conditions and material weaknesses affecting internal control;
(d)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor and the Corporation’s management; and
(e)	Review with management major financial and asset related risks and the steps taken to monitor and control such risks.

Other Matters

(a)	Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
(b)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
(c)	Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors.
(d)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and
(e)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(a)	Report regularly to the Board on its activities, as appropriate;
(b)	Exercise reasonable diligence in gathering and considering all material information;
(c)	Understand and weigh alternative courses of conduct that may be available;
(d)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(e)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;
(f)	Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and
(g)	Review the Charter of the Audit Committee annually and recommend it to the Board.

V. Meetings of the Committee

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI. Advisors and Funding

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII. Disclosure and Review of Charter

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq or the TSX.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Corporation. The business of the Corporation is supervised by its board of directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Corporation’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Corporation’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of eight members, all of whom are considered to be independent directors with the exception of Messrs. Nadal and Pustil, who are members of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:

Clare Copeland:  serves as Chairman of Toronto Hydro, as a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund, and Custom Direct Income Fund, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd.

Thomas N. Davidson:  serves as Chairman of NuTech Precision Metals, Inc.

Robert J. Kamerschen:  served on the board of directors of R.H. Donnelley Corporation until January 2010.

Scott L. Kauffman:  serves as President and Chief Executive Officer, and member of the board, of GeekNet, Inc.

Michael J.L. Kirby:  serves as a director of The Bank of Nova Scotia, Extendicare Inc. and Just Energy Income Fund.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of Cdn$2.5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

The Board has selected Mr. Robert J. Kamerschen as the Presiding Director of the Board. Mr. Kamerschen is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/ir/governance.asp.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and committees of the Board.

The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott L. Kauffman, and Michael J.L. Kirby. The Nominating and Corporate Governance Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation

The Human Resources & Compensation Committee is composed of four members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2005 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Messrs. Michael J.L. Kirby (Chairman), Robert J. Kamerschen, Scott L. Kauffman, and Clare Copeland. The Human Resources & Compensation Committee’s current charter is available at www.mdc-partners.com/ir/governance.asp.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/ir/governance.asp.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

FORM OF PROXY — CLASS A SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 3, 2010.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 3, 2010 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote):

or to ☐ WITHOLD from Voting for all nominees

2.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this   day of  , 2010.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class A Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Tuesday, June 1, 2010, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

FORM OF PROXY — CLASS B SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 3, 2010.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 3, 2010 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote):

or to ☐ WITHOLD from Voting for all nominees

2.	to Vote FOR ☐ or to ☐ WITHHOLD from Voting, (or, if no specification is made, FOR), a resolution appointing BDO Seidman, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this   day of  , 2010.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class B Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Tuesday, June 1, 2010, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.